                                                                    EXHIBIT 3.86

                                                          State of Delaware
                                                          Secretary of State
                                                      Division of Corporations
                                                   Delivered 05:54 PM 02/17/2004
                                                     FILED 05:54 PM 02/17/2004
                                                    SRV 040110745 - 3483024 FILE

                            CERTIFICATE OF AMENDMENT
                                       TO
                            CERTIFICATE OF FORMATION
                                       OF
              CCFC II PROJECT EQUIPMENT FINANCE COMPANY THREE, LLC

      CCFC II Project Equipment Finance Company Three, LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware (the "Company"), does hereby certify:

      1. The name of the Company is CCFC II Project Equipment Finance Company Three, LLC.

      2. The Certificate of Formation of the Company is hereby amended by striking out Article 1 thereof and by substituting in lieu of said
            Article 1 the following new Article 1:

            "1. The name of the limited liability company is CalGen Project Equipment Finance Company Three, LLC."

      IN WITNESS WHEREOF, the undersigned officer of the Company, has executed this Certificate of Amendment to Certificate of Formation of the Company on this 17th day of February, 2004.

                                          BY: /s/ Gustavo Grunbaum
                                              ---------------------------
                                          Name: Gustavo Grunbaum
                                          Title: Assistant Secretary